Exhibit 99.1

PLATA RESOURES, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Plata Resources, Inc. (the “Company”) will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of two or more directors as determined by the Board, each of whom shall satisfy the independence and financial literacy requirements of applicable securities regulatory requirements. In addition, one of the members of the Committee will be an audit committee financial expert as defined in applicable securities regulatory requirements. The members of the Committee will be elected annually at the organizational meeting of the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to:

(i) the quarterly and annual financial statements and quarterly and annual MD&A be provided to shareholders and the appropriate regulatory agencies;

(ii) earnings press releases before the Company publicly discloses this information;

(iii) the system of internal controls that management has established;

(iv) the internal and external audit process; and

(v) the appointment of qualified professional geologists or auditors.

In addition, the Committee provides an avenue for communication between the Board and each of the external auditors, financial management, external professional geologists or auditors and internal qualified geologist evaluators. The Committee should have a clear understanding with the external auditors that an open and transparent relationship must be maintained with the Committee.

The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, the role of the Audit committee is oversight. The members of the Committee are not full time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors. Management and the external auditors shall also have the responsibility to conduct investigations and to assure compliance with laws and regulations and the Company’s business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, the internal controls of the Company and the reporting of the Company’s reserves and oil and gas activities. The Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and to set and pay the compensation for any advisors employed by the Committee.

In recognition of the fact that the independent auditors are ultimately accountable to the Committee, the Committee shall have the authority and responsibility to nominate for shareholder approval, evaluate and, where appropriate, replace the independent auditors and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management and the internal audit group but shall not delegate these responsibilities.

MEETINGS

The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. Committee members will strive to be present at all meetings either in person or by telephone. As necessary or desirable, but in any case at least quarterly, the Committee shall meet with members of management and representatives of the external auditors and internal audit in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. Likewise, as necessary or desirable, but in any case at least annually, the Committee shall meet the management and representatives of the external auditors in separate executive sessions to discuss matters that the Committee or any of these groups believes should be discussed privately.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. (a) Review with the Company’s management, internal audit and external auditors and recommend to the Board for approval the Company’s annual financial statements and annual MD&A which is to be provided to shareholders and the appropriate regulatory agencies, including any financial statement contained in a prospectus, information circular, registration statement or other similar document.

(b) Review with the Company’s management, internal audit and external auditors and approve the Company’s quarterly financial statements and quarterly MD&A which is to be provided to shareholders and the appropriate regulatory agencies.

3. Review with the Company’s management and approve earnings press releases before the Company publicly discloses this information. 4. Recommend to the Board the external auditors to be nominated for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and the compensation to be paid to the external auditors. The external auditors shall report directly to the Committee.

5. Be directly responsible for the oversight of the work of the external auditors, including the resolution of disagreements between management of the Company and the external auditors regarding financial reporting.

6. Review with the Company’s management, internal audit and external auditors the Company’s accounting and financial reporting controls. Obtain annually in writing from the external auditors their observations, if any, on significant weaknesses in internal controls as noted during the course of their work.

7. Review with the Company’s management, internal audit and external auditor’s significant accounting and reporting principles, practices and procedures applied by the
Company in preparing its financial statements. Discuss with the external auditors their judgments about the quality, not just the acceptability, of the Company’s accounting principles used in financial reporting.

8. Review the scope and general extent of the external auditors’ annual audit. The Committee’s review should include an explanation from the external auditors of the factors considered in determining the audit scope, including the major risk factors. The external auditors should confirm to the Committee whether or not any limitations have been placed on the scope or nature of their audit procedures.

9. Inquire as to the independence of the external auditors and obtain from the external auditors, at least annually, a formal written statement delineating all relationships between the external auditors and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

10. Have a predetermined arrangement with the external auditors that they will advise the Committee, through its Chair and management of the Company, of any matters identified through procedures followed for the review of interim quarterly financial statements of the Company, and that such notification is to be made prior to the related press release.  Also receive a written confirmation provided by the external auditors at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

11. At the completion of the annual audit, review with management and the external auditors the following:

• The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders.

• Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

• Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the external auditors during their audit, including access to all requested records, data and information.

• Inquire of the external auditors whether there have been any material disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a non-standard report on the Company’s financial statements.

12. Discuss with the external auditors, without management being present, (a) the quality of the Company’s financial and accounting personnel, and (b) the completeness and accuracy of the Company’s financial statements. Also, elicit the comments of management regarding the responsiveness of the external auditors to the Company’s needs.

13. Meet with management, to discuss any relevant significant recommendations that the external auditors may have, particularly those characterized as ‘material’ or ‘serious’.
Typically, such recommendations will be presented by the external auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee
should review responses of management to the Letter of Comments and Recommendations from the external auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

14. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of all non-audit services to be provided by the independent auditors and, in connection therewith, to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in periodic reports filed with the Securities and Exchange Commission with respect to non-audit services performed by external auditors.

15. Be satisfied that adequate procedures are in place for the review of the Company’s disclosure of financial information extracted or derived from the Company’s financial statements, and periodically assess the adequacy of those procedures.

16. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matter, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17. Generally as part of the review of the annual financial statements, receive a report(s), at least annually, from the Company’s general counsel concerning legal, regulatory and compliance matters that may have a material impact on the financial statements.

18. Review and approve (a) any change or waiver in the Company’s Code of Ethics for the chief executive officer and senior financial officers and (b) any public disclosure made regarding such change or waiver.